UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 16, 2019

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01 Other Events

On October 16, 2019, Investar Holding Corporation (the “Company”) announced that the shareholders of Bank of York approved the previously announced Agreement and Plan of Reorganization (the “Merger Agreement”) between the Company, Bank of York, and Investar Bank, National Association (“Investar Bank”), the Company's wholly-owned subsidiary. The Merger Agreement provides for the merger of Bank of York with and into Investar Bank with Investar Bank as the entity surviving the merger. Following the merger, Investar Bank will continue as a wholly-owned subsidiary of the Company.

The Company has also received the necessary regulatory approvals to consummate the Bank of York acquisition from the Office of the Comptroller of the Currency. The acquisition is expected to be consummated on or about November 1, 2019, subject to the satisfaction or waiver of the other closing conditions described in the Merger Agreement.
Item  9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated October 16, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: October 16, 2019	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer